Exhibit 99.1

NEWS RELEASE

Comdisco Declares a $9,450,000 Dividend to Common Stockholders and

Announces a $5,550,000 Distribution to Contingent Distribution Rights Holders

for an aggregate amount of $15,000,000

Rosemont, IL — February 20, 2015 - Comdisco Holding Company, Inc. (OTCQB: CDCO) and (OTCQB: CDCOR)  (“Comdisco”) announced today that its Board of Directors has declared a cash dividend of $2.3455 per common share, totaling approximately $9,450,000, to be paid on March 12, 2015 to common stockholders of record as of March 2, 2015.  Comdisco has approximately 4.0 million shares of common stock outstanding.  Computershare will serve as paying agent for the dividend to common stockholders.  Comdisco intends to treat this distribution for income tax purposes as part of a series of liquidating distributions in complete liquidation of the company.

Comdisco also announced today that its Board of Directors has approved a cash distribution of $0.03739 per contingent distribution right, totaling approximately $5,550,000, to be paid on March 12, 2015 to contingent distribution rights holders of record as of March 2, 2015.  This distribution relates to distribution of excess cash from the estate of Comdisco, Inc.  Comdisco has approximately 148.4 million contingent distribution rights outstanding.  Computershare will serve as paying agent for the distribution to contingent distribution rights holders.

Contingent Distribution Rights — Effect on Common Stock

The Plan entitles holders of Comdisco’s contingent distribution rights to share at increasing percentages in proceeds realized from Comdisco’s assets after the minimum percentage recovery threshold was achieved in May, 2003.  The sharing percentage is at 37%, which is the maximum sharing percentage.  The amount does not reflect any potential net recoveries and distributions by the litigation trustee to the general unsecured creditors.  Such additional net recoveries and distributions, if any, are currently not determinable.

As a result of bankruptcy restructuring transactions, the adoption of fresh-start reporting, multiple asset sales, and the adoption of liquidation basis of accounting, Comdisco’s financial results are not comparable to those of its predecessor company, Comdisco, Inc.  Please refer to Comdisco’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on February 13, 2015 for complete financial statements and other important disclosures.

About Comdisco

Comdisco emerged from Chapter 11 bankruptcy proceedings on August 12, 2002. The purpose of reorganized Comdisco is to sell, collect or otherwise reduce to money in an orderly manner the remaining assets of the corporation. Pursuant to the Plan and restrictions contained in its certificate of incorporation, Comdisco is specifically prohibited from engaging in any business activities inconsistent with its limited business purpose. Accordingly, within the next few years, it is anticipated that Comdisco will have reduced all of its assets to cash and made distributions of all available cash to holders of its common stock and contingent distribution rights in the manner and priorities set forth in the Plan. At that point, the company will cease operations.  The company filed on August 12, 2004 a Certificate of Dissolution with the Secretary of State of the State of Delaware to formally extinguish Comdisco Holding Company, Inc.’s corporate existence with the State of Delaware except for the purpose of completing the wind-down contemplated by the Plan.  Under the Plan, Comdisco was charged with, and has been, liquidating its assets. While there have been no changes either to the Plan, or Comdisco’s obligations under it, Comdisco adopted ASU 2013-07, Liquidation Basis of Accounting as of October 1, 2014 and accordingly, determined that liquidation was imminent.  Therefore, effective October 1, 2014, Comdisco applied the liquidation basis of accounting on a prospective basis, and, as such, the results of operations under liquidation basis of accounting are not comparable to the historical results under a going concern basis.

COMDISCO HOLDING COMPANY, INC.  | 5600 N. RIVER ROAD #800 | ROSEMONT, ILLINOIS 60018

Safe Harbor

The foregoing contains forward-looking statements regarding Comdisco. They reflect the company’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to the company’s operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied by such forward-looking statements. The company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words and phrases ‘‘expect,’’ ‘‘estimate,’’ and ‘‘anticipate’’ and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the company’s SEC reports, including, but not limited to, the Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and Form 10-Q for the fiscal quarter ended December 31, 2014.  Comdisco disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Deb Dompke
847-698-3000

pr@comdisco.com